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                              AMENDMENT NO. 1 TO THE
                                 CREDIT AGREEMENT


                                             Dated as of June 30, 1997

         AMENDMENT NO. 1 TO THE CREDIT AGREEMENT among Pegasus Gold, Inc., a company organized under the laws of British Columbia, Canada ("PGI"), Pegasus Gold Corporation, a Nevada corporation ("PGC"), and Pegasus Gold Australia Pty Ltd, an Australia corporation ("PGA", and together with PGI and PGC, the "BORROWERS"), the banks, financial institutions and other institutional lenders parties to the Credit Agreement referred to below (collectively, the "LENDERS"), the co-agents referred to therein and Citibank, N.A., as administrative agent in the United States and as a collateral agent (the "US ADMINISTRATIVE AGENT") for the Lenders, Citibank Canada, as administrative agent in Canada and as a collateral agent (the "CANADIAN ADMINISTRATIVE AGENT") for the Lenders, and Citibank Limited, as administrative agent in Australia and as a collateral agent (the "AUSTRALIAN ADMINISTRATIVE AGENT", and together with the US Administrative Agent and the Canadian Administrative Agent, the "ADMINISTRATIVE AGENTS") for the Lenders.

         PRELIMINARY STATEMENTS:

         (1) The Borrowers, the Lenders and the Administrative Agents have entered into a Multicurrency Reducing Revolving Credit Agreement dated as of April 17, 1996 (the "CREDIT AGREEMENT"). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.

         (2) In accordance with Section 8.01 of the Credit Agreement, the Borrowers and the Required Lenders have agreed to amend the Credit Agreement as hereinafter set forth.

         SECTION 1.  AMENDMENTS TO CREDIT AGREEMENT.  The Credit
Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 3, hereby amended as follows:

             (a) The definition of "EBITDA" in Section 1.01 is amended in full to read as follows:

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              "EBITDA" means, with respect to any Person for any period, net income (or net loss) of such Person for such period PLUS (a) to the extent deducted in computing such net income (or net loss), the sum of (i) interest expense, (ii) income tax expense, (iii) depreciation expense, (iv) amortization expense, (v) non-cash charges related to asset write downs, revaluations and other similar reductions in the carrying value of property, plant and equipment and Investments and
         (vi) any non-recurring expense paid for by PGI or its Subsidiaries solely with PGI's common stock, PLUS (b) any refund or release to any Borrower or Guarantor of contributions described in clause (c)(i) below, and MINUS (c)(i) contributions made by any Borrower or Guarantor in connection with Liens permitted pursuant to Section 5.02(a)(viii) or (ix) and (ii) to the extent included in computing such net income (or net loss), non-recurring gains since January 1, 1997, in each case (other than with respect to clauses (b) and (c)(i) above) determined in accordance with GAAP for such period.

         (b) Section 2.09(c)(ii) is hereby amended by deleting clause (A) therefrom and replacing it with the following:

         (A) except with respect to any Existing Letter of Credit, an issuance fee, payable in the currency in which the applicable Letter of Credit is denominated, for each Letter of Credit issued by such Issuing Bank on or after April 17, 1996, in an amount equal to 0.125% of the Available Amount of such Letter of Credit calculated and payable (i) on the date of issuance of such Letter of Credit and (ii) if such Letter of Credit shall be extended one or more times and remain outstanding for a period in excess of one (1) year, on each annual anniversary of the issuance date of any such Letter of Credit, PROVIDED that such Letter of Credit is outstanding on such anniversary date (and, with respect to any increase in such Available Amount at any time, 0.125% of such increase payable on the date of such increase) and

         (c) Section 5.01(j) is hereby amended by adding thereto, immediately following the word "Affiliates" appearing in the fourth line of such Section, the words "which are not Loan Parties".

         (d) Section 5.01(l) is amended (i) by inserting the words "not subject to any contingency that may preclude any Borrower from making delivery or receiving payment thereunder" immediately after the phrase "Gold Price Hedge Agreement" and (ii) by inserting the words "in cash" immediately after the phrase "weighted average realized price of gold".

         (e) Section 5.02(a) is hereby amended by (i) deleting the word "and" appearing at the end of Section 5.02(a)(vi), (ii) deleting the period appearing at the end


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    of Section 5.02(a)(vii) and replacing it with a semicolon, and (iii) adding thereto the following Sections 5.02(a)(viii) and (ix) to read as follows:

              (viii) Liens arising under a Trust Agreement, dated as of October 22, 1996, between PGC, as Grantor, and the Board of Investment of the State of Montana, as Trustee, and furnished solely for purposes of compliance with the financial assurances requirements set forth in Paragraph 44 of the Consent Decree entered September 27, 1996, in the consolidation of UNITED STATES OF AMERICA, ET AL., V. PEGASUS GOLD CORPORATION, ET AL., Civil Action No. 95-95-BLG-JDS, and GROS VENTRE TRIBE, ET AL., V. PEGASUS GOLD INC., ET AL., Civil Action No. 95-96-BLG-JDS, in the United States District Court for the District of Montana, Billings Division (hereinafter referred to as the "ZORTMAN CONSENT DECREE"); PROVIDED, HOWEVER, that the aggregate fair market value of all property subject to such Liens shall not at any time exceed US$15,000,000 and no such Lien shall extend to cover any Collateral; and

              (ix) Liens securing the obligations of any Borrower or any Restricted Subsidiary to reimburse the issuer of any surety or bond required to be furnished under Paragraph 44 of the Zortman Consent Decree; PROVIDED, HOWEVER, that the aggregate fair market value of all property subject to such Liens shall not at any time exceed US$10,000,000 and no such Lien shall extend to cover any Collateral.

         (f)  Section 5.03 is amended by inserting at the end thereof a new
    Section 5.03(l), to read as follows:

              (l) MONTHLY FINANCIALS. As soon as available and in any event within 30 days after the end of each month from July, 1997 through and including December, 1997, (i) Consolidated and consolidating balance sheets of PGI and its Subsidiaries as of the end of such month and Consolidated and consolidating statements of income and a Consolidated statement of cash flows of PGI and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding period in the previous Fiscal Year and (ii) a schedule in form satisfactory to the US Administrative Agent setting forth the position of the Loan Parties under all Hedge Agreements, all in reasonable detail and duly certified by the chief financial officer of PGI.

        (g) Section 5.03 is amended by inserting at the end thereof a new Section 5.03(m), to read as follows:

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              (m)  MOUNT TODD REPORT.  As soon as available and in any event within 30 days after the end of each month from July, 1997 through and including December, 1997, a report on the Mount Todd development, in form and covering subject matter satisfactory to the US Administrative Agent.

         (h)  Section 5.03 is amended by inserting at the end thereof a new
    Section 5.03(n), to read as follows:

              (n) MOUNT TODD ENGINEERING REPORT. No later than December 15, 1997, an engineering report, from an independent engineering firm selected by PGI and subject to the approval of the Required Lenders (such approval not to be unreasonably withheld), in form and covering subject matter satisfactory to the US Administrative Agent and prepared on a basis consistent with the feasibility study and engineering review regarding the Phase II Development provided to the US Administrative Agent prior to the closing of the Credit Agreement.

         (i) Section 5.03 is amended by inserting at the end thereof a new Section 5.03(o), to read as follows:

              (o) OFFICER'S CERTIFICATE. No later than January 30, 1998 and no earlier than January 2, 1998, (i) a certificate from the chief financial officer of PGI confirming that, as of December 31, 1997, subject where applicable to year-end audit adjustments, no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrowers have taken and propose to take with respect thereto and
        (ii) a schedule setting forth the computations used by such officer in determining compliance as of December 31, 1997 with the covenants contained in Sections 5.04(a) through (e); PROVIDED, HOWEVER, that if such certificate fails to be delivered on January 30, 1998 and any Administrative Agent shall have notified any Borrower of such failure, such certificate shall be delivered within three days of such notice.

         (j) Section 5.04(b) is amended by deleting the periods September 30, 1997 to December 30, 1997 and December 31, 1997 to March 30, 1998,
    and the ratios set opposite such periods, and substituting therefor the periods and ratios set forth below:

                      Period                               Ratios
                      ------                               ------
         September 30, 1997 to December 30, 1997         6.00 to 1.0
         December 31, 1997                               5.75 to 1.0
         January 1, 1998 to March 30, 1998               5.50 to 1.0


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         (k)  Section 5.04(c) is amended by deleting the periods
    September 30, 1997 to December 30, 1997 and December 31, 1997 to March 30, 1998, and the ratios set opposite such periods, and substituting therefor the ratios set forth below:

                          Period                               Ratios
                          ------                               ------
             September 30, 1997 to December 30, 1997         2.40 to 1.0
             December 31, 1997                               2.70 to 1.0
             January 1, 1998 to March 30, 1998               3.00 to 1.0

         (l) Section 6.01(c) is amended by inserting immediately after the reference "5.04" therein the phrase "or 5.03(o) (but only if the three day grace period provided for in the proviso of such Section 5.03(o) shall have expired without delivery of the certificate referred to therein)".

         SECTION 2. ADDITIONAL FEE. If the Borrowers fail to comply with the covenants set forth in either Section 5.04(b) or 5.04(c) (in each case such compliance to be determined without giving effect to Sections 1(j) and 1(k) of this Amendment) with respect to the dates of September 30, 1997 and December 31, 1997 then, within three Business Days after the delivery of (i) with respect to any failure to comply with the covenants applicable as of September 30, 1997, the related quarterly financial statements delivered in accordance with Section 5.03(b) of the Credit Agreement or (ii) with respect to any failure to comply with the covenants applicable as of December 31, 1997, the chief financial officer's certificate delivered in accordance with Section 5.03(o) of the Credit Agreement, as amended hereby, and, in either case, no later than three Business Days after any such financial statements are or such certificate is required to be delivered pursuant to such
Section 5.03(b) or such Section 5.03(o), as applicable:

         (a) the US Borrower shall pay or cause to be paid to the US Administrative Agent, for the account of each US Lender,

         (b) the Canadian Borrower shall pay or cause to be paid to the Canadian Administrative Agent, for the account of each Canadian Lender and

         (c)  the Australian Borrower shall pay or cause to be paid to
    (i) the Australian Administrative Agent, for the account of each Australian Lender and (ii) each Risk Participant (in consideration of such Risk Participant's Obligation to purchase such Risk Participant's Adjusted Pro Rata Share of Australian Borrower Advances)

a fee equal to 0.25% per annum of each such Lender's Revolving Credit Commitment (as designated pursuant to Section 2.01(e) of the Credit Agreement) for the fiscal quarter ended on September 30, 1997 or December 31, 1997, as applicable; PROVIDED, HOWEVER, that if during the calendar quarter ended September 30, 1997 or December 31, 1997, as applicable, any


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Borrower is required to pay default rate interest in accordance with
Section 2.08(c) of the Credit Agreement, the fee payable on such date in accordance with this Section shall be reduced PRO RATA, based on the number of days occuring in such calendar quarter on which such default rate shall be payable; PROVIDED FURTHER that if year-end audit adjustments show that the Borrowers were not in compliance with the covenants referred to above in this Section 2, the Borrowers shall immediately notify the US Administrative Agent of such non-compliance and the Borrowers shall pay the fees provided for in this Section 2 within three Business Days of when such notice was or should have been sent.

         SECTION 3. CONDITIONS TO EFFECTIVENESS. This Amendment shall become effective as of the date first above written when, and only when, on or before August 15, 1997 the Borrowers shall have paid to the US Administrative Agent for the account of the Lenders (other than the Non-Pro Rata Lender) a fee equal to 0.05% of the aggregate amount of the Revolving Credit Commitments, and the US Administrative Agent shall have received counterparts of this Amendment executed by the Borrowers and the Required Lenders or, as to any of the Lenders, advice satisfactory to the US Administrative Agent that such Lender has executed this Amendment, and the consent attached hereto executed by each Guarantor and each Pledgor.

         SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE BORROWERS. Each Borrower represents and warrants as follows:

         (a) Each Loan Party is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, continuance or amalgamation.

         (b) The execution, delivery and performance by each Borrower of this Amendment and the Credit Agreement, as amended hereby, are within such Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene such Borrower's charter or bylaws or other constituent documents, (ii) violate any foreign or domestic law (including, without limitation, the Securities Exchange Act of 1934 and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970), rule, regulation (including, without limitation, Regulations G, T, U or X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award applicable to any Borrower, (iii) result in the breach of any material provision of, or constitute a default under, any material contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Borrower or any of their properties or (iv) except for the Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party. No Loan Party is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which would reasonably be expected to have a Material


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Adverse Effect.  No Borrower is entering into this Amendment in the capacity of a trustee of any trust or settlement. Each Loan Party benefits by executing the Loan Documents to which it is a party and the interest, fees and other amounts payable hereunder are fair and reasonable. Each Loan Party incorporated in Australia has complied with
Section 289 of the Australian Corporations Law since the later of the date of its incorporation and January 1, 1993.

         (c) No consent of any other Person and no authorization or approval or other action by, and no notice to or filing with, any foreign or domestic governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by any Borrower of this Amendment or the Credit Agreement, as amended hereby.

         (d) This Amendment has been duly executed and delivered by each Borrower. This Amendment and the Credit Agreement, as amended hereby, are the legal, valid and binding obligation of each Borrower, enforceable against such Borrower in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

         (e) There is no action, suit, investigation, litigation or proceeding affecting any Loan Party, including any Environmental Action, pending or, to the best knowledge of any Borrower, threatened before any court, governmental agency or arbitrator that (i) would reasonably be expected to have a Material Adverse Effect, or (ii) purports to affect the legality, validity or enforceability of this Amendment or the Credit Agreement, as amended hereby.

         SECTION 5. REFERENCE TO AND EFFECT ON THE LOAN DOCUMENTS . (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

         (b) The Credit Agreement, as specifically amended by this Amendment, the Notes and each of the other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case as amended by this Amendment.

         (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any


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Lender or any Administrative Agent under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

         SECTION 6. COSTS, EXPENSES AND TAXES. The Borrowers agree to pay on demand all costs and expenses of the Administrative Agents in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agents) in accordance with the terms of Section 8.04 of the Credit Agreement. In addition, the Borrowers shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, and agrees to save the Administrative Agents and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

         SECTION 7. EXECUTION IN COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.


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         SECTION 8.  GOVERNING LAW.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.